SCHEDULE A

SERIES

As of September 27, 2017

Guggenheim BulletShares 2017 Corporate Bond ETF
Guggenheim BulletShares 2018 Corporate Bond ETF
Guggenheim BulletShares 2019 Corporate Bond ETF
Guggenheim BulletShares 2020 Corporate Bond ETF
Guggenheim BulletShares 2021 Corporate Bond ETF
Guggenheim BulletShares 2022 Corporate Bond ETF
Guggenheim BulletShares 2023 Corporate Bond ETF
Guggenheim BulletShares 2024 Corporate Bond ETF
Guggenheim BulletShares 2025 Corporate Bond ETF
Guggenheim BulletShares 2026 Corporate Bond ETF
Guggenheim BulletShares 2027 Corporate Bond ETF
Guggenheim BulletShares 2017 High Yield Corporate Bond ETF
Guggenheim BulletShares 2018 High Yield Corporate Bond ETF
Guggenheim BulletShares 2019 High Yield Corporate Bond ETF
Guggenheim BulletShares 2020 High Yield Corporate Bond ETF
Guggenheim BulletShares 2021 High Yield Corporate Bond ETF
Guggenheim BulletShares 2022 High Yield Corporate Bond ETF
Guggenheim BulletShares 2023 High Yield Corporate Bond ETF
Guggenheim BulletShares 2024 High Yield Corporate Bond ETF
Guggenheim BulletShares 2025 High Yield Corporate Bond ETF
Guggenheim BRIC ETF
Guggenheim Defensive Equity ETF
Guggenheim Dow Jones Industrial Average® Dividend ETF
Guggenheim Ultra Short Duration ETF
Guggenheim Insider Sentiment ETF
Guggenheim Large Cap Optimized Diversification ETF
Guggenheim Mid-Cap Core ETF
Guggenheim Multi-Asset Income ETF
Guggenheim Raymond James SB-1 Equity ETF
Guggenheim S&P Global Dividend Opportunities Index ETF
Guggenheim S&P Spin-Off ETF
Wilshire Micro-Cap ETF
Wilshire US REIT ETF